STATE OF ARKANSAS

SECRETARY OF STATE

Mark Martin
SECRETARY OF STATE

To All to Whom These Presents Shall Come, Greetings:

I, Mark Martin, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

Articles Of Conversion

of

BLACK ROCK CAPITAL, LLC

Converting to

BLACK ROCK CAPITAL, INC.

filed in this office June 16, 2011.

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 16th day of June 2011.

Mark Martin

Secretary of State

Arkansas Secretary of State

Mark Martin

State Capitol • Little Rock, Arkansas 72201-1094
501-682-3409 • www.sos.arkansas.gov

Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

ARTICLES OF CONVERSION

ACT 408 OF 2009
(PLEASE TYPE OR PRINT CLEARLY IN INK)

The undersigned hereby state:

BLACK ROCK CAPITAL, LLC
Name of the entity converting from

LIMITED LIABILITY COMPANY
Type of entity converting from — Jurisdiction

Is converting to: BLACK ROCK CAPITAL, INC.
Name of entity

CORPORATION
Type of entity converting to — Jurisdiction

- The conversion has been approved as required by Arkansas law; and
- That the conversion has been approved as required by the governing statute of the converted organization; and
- That the converted organization has filed a statement appointing an agent for service of process under § 4-20-112 if the converted organization is a nonfiling or nonqualified foreign entity; and
- That a copy of the plan of conversion is attached or a copy of the plan of conversion is on file at the office located at: 16623 CANTRELL ROAD, SUITE 1 B LITTLE ROCK, ARKANSAS 72223;
- And that the effective date of conversion is JULY 1, 2011.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 15th (Day) day of JUNE (Month), 2011 (Year).

Alan W Barksdale
Signature of Authorizing Officer

ALAN W. BARKSDALE, PRESIDENT
Authorizing Officer and Title of Officer (Type or Print)

These Articles of Conversion must be filed in conjunction with an initial filing appropriate for the specific converted entity type